UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

HISTOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HSTO	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On November 16, 2020, Histogen Inc. (the “Company”) issued a press release announcing the closing of its previously announced registered direct offering for the issuance and sale of 2,522,784 shares of its common stock, at a purchase price of $1.78375 per share. The Company has also issued to investors, in a concurrent private placement, unregistered warrants to purchase up to an aggregate of 1,892,088 shares of its common stock. The warrants have an exercise price of $ 1.70 per share, are exercisable immediately and will expire five and one-half years from the date of issuance. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGEN INC.

Date: November 16, 2020	/s/ Richard W. Pascoe
Richard W. Pascoe
President and Chief Executive Officer

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